Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use in this Registration Statement of P--CE Computers, Inc. on
Form SB-2 of our report dated February 9, 2005, which appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


Mendoza Berger & Company, LLP
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/s/ Mendoza Berger & Company, LLP

Irvine, California
April 11, 2005